UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/16/2006

Casey's General Stores, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-12788

IA	42-0935283
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Convenience Blvd.
PO Box 3001
Ankeny, IA 50021
(Address of principal executive offices, including zip code)

515/965-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 7.01.    Regulation FD Disclosure

On October 16, 2006, Casey's General Stores, Inc. (the "Company") reported September 2006 same-store sales results for stores open for one full year.   Same store gasoline gallons sold increased 6.7% in September 2006 compared to September 2005.   The gasoline margin was in line with the Company's fiscal 2007 goal of 10.8 cents. The average retail price of gasoline sold during September 2006 was $2.26 per gallon.   Same-store sales of grocery and other merchandise increased 3.6% and prepared food and fountain same-store sales increased 17.0% in September 2006 compared to September 2005.

The information contained in this Form 8-K is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Casey's General Stores, Inc.

Date: October 16, 2006	By:	/s/ William J. Walljasper
William J. Walljasper
Senior Vice President and Chief Financial Officer